Exhibit 4(a)
FPL GROUP CAPITAL INC OFFICER'S CERTIFICATE Creating the Series B Debentures due February 16, 2008

        Paul I. Cutler, the Assistant Treasurer and Assistant Secretary of FPL Group Capital Inc (the "Company"), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein but are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of June 1, 1999 (the "Indenture") that:

1.

The securities to be issued under the Indenture shall be designated "Series B Debentures due February 16, 2008" (the "Debentures of the Sixth Series") and shall be issued in substantially the form set forth in Exhibit A hereto;

2.	The Debentures of the Sixth Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on February 16, 2008;
3.	The Debentures of the Sixth Series shall be issued in the denominations of $50 and integral multiples thereof;
4.

The Debentures of the Sixth Series shall bear interest initially at the rate of 5% per annum payable as follows (a) quarterly in arrears on (i) February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2002 and (ii) the Initial Reset Date (as defined below) if the remarketing of the Debentures of the Sixth Series on the third Business Day immediately preceding the Initial Reset Date is successful and the Initial Reset Date is not August 16, 2005 or November 16, 2005; and (b) semi-annually in arrears on each February 16 and August 16 after the Initial Reset Date, or after February 16, 2006, if the interest rate on the Debentures of the Sixth Series is not reset on the Initial Reset Date (each, an "Interest Payment Date"). The "Initial Reset Date" means any Business Day, as selected by the Company in its sole discretion, from August 16, 2005 to November 16, 2005.

The amount of interest payable on the Debentures of the Sixth Series will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly or semi-annual period for which interest is computed shall be computed on the basis of the number of days in such period using 30-day calendar months. Interest on the Debentures of the Sixth Series will accrue from the date of original issuance, but if interest has been paid on such Debentures of the Sixth Series, then from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such Interest Payment Date.

The interest rate on the Debentures of the Sixth Series that remain Outstanding on and after the Initial Reset Date, or if the remarketing of the Debentures of the Sixth Series on the third Business Day immediately preceding the Initial Reset Date results in a Failed Remarketing (as defined herein), on and after February 16, 2006 (either such date, the "Reset Date"), will be reset to the reset rate (the "Reset Rate") determined by a Reset Agent appointed by the Company (the "Reset Agent") on the third Business Day immediately preceding either the Initial Reset Date or February 16, 2006, as the case may be, in the manner described below. From and after the Reset Date, the Debentures of the Sixth Series will bear interest at the Reset Rate; provided, that if the interest rate is not reset as a result of a Failed Remarketing (as defined herein) three Business Days prior to February 16, 2006, the Debentures of the Sixth Series will continue to bear interest at the initial interest rate. The Reset Rate shall not exceed the maximum rate, if any, permitted by applicable law.

On the seventh Business Day immediately preceding the Reset Date, the Reset Agent will select the Applicable Benchmark Treasury (as defined herein) and determine the spread (the "Reset Spread") to be added to the yield on the Applicable Benchmark Treasury in order to determine the Reset Rate.

If the Reset Date is the Initial Reset Date, the Reset Agent will determine the Reset Spread, which in the opinion of the Reset Agent, when added to the yield on the Applicable Benchmark Treasury on the third Business Day immediately preceding the Initial Reset Date, will equal the rate the Debentures of the Sixth Series should bear in order for the Debentures of the Sixth Series to have an approximate aggregate market value on the Initial Reset Date of 100.5% of the Treasury Portfolio Purchase Price (as defined herein). If February 16, 2006 is the Reset Date, the Reset Agent will determine the Reset Spread which, in the opinion of the Reset Agent, when added to the yield on the Applicable Benchmark Treasury on the third Business Day immediately preceding February 16, 2006, will equal the rate the Debentures of the Sixth Series should bear in order for each Debenture to have an approximate market value on February 16, 2006 of 100.5% of the principal amount of the Debentures; provided, that if the interest rate is not reset as a result of a Failed Remarketing three Business Days prior to February 16, 2006, the Debentures of the Sixth Series will continue to bear interest at the initial interest rate. The Reset Rate shall not exceed the maximum rate, if any, permitted by applicable law.

The "Applicable Benchmark Treasury" on a particular determination date means direct obligations of the United States (which may be obligations traded on a when-issued basis only), having a maturity comparable to the remaining term to maturity of the Debentures of the Sixth Series, which may be two years or between two and one-half years and two and one-quarter years, as applicable, as agreed upon by the Company and the Reset Agent. The yield for the Applicable Benchmark Treasury will be the bid side yield displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the applicable Reset Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding such Reset Date or (b) in the opinion of the Reset Agent (after consultation with the Company), no longer an appropriate system from which to obtain such yield, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company), is appropriate). If such yield is not so displayed, the yield for the Applicable Benchmark Treasury will be, as calculated by the Reset Agent, the yield to maturity for the Applicable Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid yields, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the applicable Reset Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof).

The Reset Spread and the Applicable Benchmark Treasury will be announced by the Company on the date they are established (each, a "Reset Announcement Date"), and the Company will cause a notice of the Reset Spread and the Applicable Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

Pursuant to one or more Remarketing Agreements ("Remarketing Agreements") to be entered into by the Company and one or more nationally recognized investment banking firms chosen by the Company, as the remarketing agent (the "Remarketing Agent"), unless a Mandatory Redemption (as defined herein) or Tax Event Redemption (as defined herein) has occurred, the Debentures of the Sixth Series pledged pursuant to the Pledge Agreement (as defined herein) will be remarketed (the "Initial Remarketing") on the third Business Day immediately preceding the Initial Reset Date (the "Initial Remarketing Date"). In the event that the Initial Remarketing results in a Failed Remarketing and unless a Mandatory Redemption or Tax Event Redemption has occurred, the Debentures of the Sixth Series so pledged and held by the holders of Corporate Units (as defined herein) who have not given notice on or prior to the fifth Business Day immediately preceding February 16, 2006 (the "Purchase Contract Settlement Date"), that they intend to settle the Purchase Contracts related to their Corporate Units with separate cash prior to the Purchase Contract Settlement Date and who have not settled their Purchase Contracts early will be remarketed (the "Final Remarketing") on the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Final Remarketing Date").

Holders of Debentures of the Sixth Series that are not components of Corporate Units may elect to have their Debentures of the Sixth Series remarketed in either the Initial Remarketing or the Final Remarketing, in each case by providing notice of such election at least five Business Days prior to the applicable Remarketing Date but not earlier than the Interest Payment Date immediately preceding such Remarketing Date, and tendering their Debentures of the Sixth Series, along with a notice of such election, to the Custodial Agent, under, and in accordance with, the Pledge Agreement. Holders of Debentures of the Sixth Series, electing to have their Debentures of the Sixth Series remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the applicable Remarketing Date by notice to the Custodial Agent in accordance with the provisions of the Pledge Agreement.

The Company will request, no later than seven nor more than fifteen calendar days prior to each Reset Announcement Date that DTC (as defined herein) notify its participants holding beneficial interests in such Debentures of the Sixth Series of such applicable Reset Announcement Date and of the procedures that must be followed by the holders of such beneficial interests in such Debentures of the Sixth Series electing to have their Debentures of the Sixth Series remarketed in the applicable Remarketing.

On the third Business Day immediately preceding the Reset Date, the Reset Agent shall determine the Reset Rate for the Debentures of the Sixth Series by adding the applicable Reset Spread to the yield for the Applicable Benchmark Treasury on such date.

The Remarketing Agent will use its reasonable efforts to remarket, on the Initial Remarketing Date, the Debentures of the Sixth Series tendered for the Initial Remarketing at a price of approximately 100.5% (but not less than 100%) of the applicable Treasury Portfolio Purchase Price, plus accrued and unpaid interest, if any, on the Debentures of the Sixth Series. After deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the applicable Treasury Portfolio Purchase Price from any amount of the proceeds of the Initial Remarketing in excess of the aggregate Treasury Portfolio Purchase Price, plus accrued and unpaid interest, if any, on the Debentures of the Sixth Series, the Remarketing Agent will remit the remaining portion of the proceeds of the Initial Remarketing to the Collateral Agent (with respect to Debentures of the Sixth Series that had been components of Corporate Units) or the Custodial Agent (with respect to other Debentures of the Sixth Series) in each case under, and subject to, the Pledge Agreement for the benefit of the holders. If the Remarketing Agent cannot remarket the Debentures of the Sixth Series, at a price of at least 100% of the applicable Treasury Portfolio Purchase Price, or if a condition precedent to the Initial Remarketing shall not have been fulfilled, then such Initial Remarketing shall be deemed to be a Failed Remarketing ("Failed Remarketing"). If the Initial Remarketing results in a Failed Remarketing, the interest rate on the Debentures of the Sixth Series will not be reset until February 16, 2006 (and then only upon a successful Final Remarketing).

If the Initial Remarketing results in a Failed Remarketing, the Remarketing Agent will use its reasonable efforts to remarket, on the Final Remarketing Date, the Debentures of the Sixth Series tendered for the Final Remarketing at a price of approximately 100.5% (but not less than 100%) of the aggregate principal amount of the Debentures of the Sixth Series, plus accrued and unpaid interest, if any. After deducting as the remarketing fee an amount not exceeding 25 basis points (0.25%) of the aggregate principal amount of the Debentures of the Sixth Series so remarketed from any amount of the proceeds of the Final Remarketing in excess of the aggregate principal amount of the Debentures of the Sixth Series so remarketed, plus accrued and unpaid interest, if any, the Remarketing Agent will remit the entire amount of the proceeds of the Final Remarketing to the Collateral Agent (with respect to Debentures of the Sixth Series that had been components of Corporate Units) or the Custodial Agent (with respect to other Debentures of the Sixth Series) in each case under, and subject to, the Pledge Agreement for the benefit of the holders. If the Remarketing Agent cannot remarket the Debentures of the Sixth Series at a price of at least 100% of the aggregate principal amount of such Debentures of the Sixth Series, plus accrued and unpaid interest, if any, or if a condition precedent to the Final Remarketing shall not have been fulfilled, then such Final Remarketing shall be deemed to be a Failed Remarketing. If the Final Remarketing results in a Failed Remarketing, the Debentures of the Sixth Series will continue to bear interest at the initial interest rate.

"Treasury Portfolio" means

(1)  in connection with the Initial Remarketing, a portfolio of zero-coupon U.S. Treasury securities (a) consisting of interest or principal strips of U.S. Treasury securities which mature on or prior to February 15, 2006 in an aggregate amount equal to the Applicable Principal Amount of the Debentures of the Sixth Series, (b) with respect to the originally scheduled quarterly Interest Payment Date on the Debentures of the Sixth Series that would have occurred on February 16, 2006, consisting of interest or principal strips of U.S. Treasury securities which mature on or prior to February 16, 2006 in an aggregate amount equal to the aggregate interest payment that would be due on the principal amount of the Debentures of the Sixth Series that would have been included in Corporate Units assuming no remarketing of the Debentures of the Sixth Series on the Initial Remarketing Date and that the interest rate on the Debentures of the Sixth Series was not reset on the Initial Reset Date and (c) if the Initial Reset Date occurs prior to November 16, 2005, consisting of interest or principal strips of U.S. Treasury securities which mature on or prior to November 16, 2005 with respect to the originally scheduled quarterly Interest Payment Date that would have occurred on November 16, 2005 in an aggregate amount equal to the aggregate interest payment that would be due on November 16, 2005 on the principal amount of the Debentures of the Sixth Series that would have been included in Corporate Units assuming no remarketing and assuming that the interest rate on the Debentures of the Sixth Series is not reset and assuming that interest on the Debentures of the Sixth Series accrued from the Initial Reset Date to, but excluding, November 16, 2005; and

(2)  in connection with a Tax Event Redemption (as defined herein) (a) if the Tax Event Redemption Date occurs prior to the Initial Reset Date, or, if the Initial Remarketing is a Failed Remarketing, prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) interest or principal strips of U.S. Treasury securities that mature on or prior to February 15, 2006 in an aggregate amount equal to the Applicable Principal Amount of Debentures of the Sixth Series and (ii) with respect to each scheduled Interest Payment Date on the Debentures of the Sixth Series that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, interest or principal strips of U.S. Treasury securities that mature on or prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures of the Sixth Series on such date, assuming the interest rate of the Debentures of the Sixth Series is not reset on the Reset Date, and (b) if the Tax Event Redemption Date occurs on or after the Initial Reset Date, or, if the Final Remarketing results in a Failed Remarketing of the Debentures of the Sixth Series, on or after February 16, 2006, a portfolio of zero-coupon U.S. Treasury securities consisting of (i) principal or interest strips of U.S. Treasury securities that mature on or prior to February 15, 2008 in an aggregate principal amount equal to the Applicable Principal Amount of Debentures of the Sixth Series and (ii) with respect to each scheduled Interest Payment Date on the Debentures of the Sixth Series that occurs after the Tax Event Redemption Date and on or before February 16, 2008, interest or principal strips of U.S. Treasury securities that mature on the Business Day prior to such Interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures of the Sixth Series on such date, assuming the interest of the Debentures of the Sixth Series is not reset on the Reset Date; and

(3)  in connection with a Mandatory Redemption prior to the Purchase Contract Settlement Date, if the related Purchase Contracts have not been previously or concurrently terminated in accordance with the Purchase Contract Agreement, a portfolio of zero-coupon U.S. Treasury securities as described in clause (2) above, substituting the term date of Mandatory Redemption for the term Tax Event Redemption Date wherever it occurs in clause (2).

"Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a Primary Treasury Dealer to the Quotation Agent (a) in the case of the remarketing on the Initial Remarketing Date for the purchase of the Treasury Portfolio for settlement on the Initial Reset Date and (b) in the case of a Mandatory Redemption or a Tax Event Redemption, where applicable, on the third Business Day immediately preceding the date of Mandatory Redemption or the Tax Event Redemption Date, as the case may be, for the purchase of the Treasury Portfolio for settlement on the date of Mandatory Redemption or the Tax Event Redemption Date, as the case may be.

"Applicable Principal Amount" means (i) on any date prior to the Reset Date, if any, the aggregate principal amount of Debentures of the Sixth Series that are components of Corporate Units on such date or (ii) on or after the Reset Date, if any, the aggregate principal amount of Debentures of the Sixth Series Outstanding on such date;

5.

Each installment of interest on a Debenture shall be payable to the Person in whose name such Debenture is registered at the close of business on the Regular Record Date for such interest installment, which (a) as long as the Debentures of the Sixth Series remain in certificated form and are held by the Purchase Contract Agent or are held in book-entry only form, will be one Business Day prior to the corresponding Interest Payment Date, or (b) if the Debentures of the Sixth Series are in certificated form, but are not held by the Purchase Contract Agent, or are not held in book-entry only form, will be at least one Business Day but not more than 60 Business Days prior to such corresponding Interest Payment Date, as selected by the Company; provided that, unless the Purchase Contracts described in the Purchase Contract Agreement (as defined herein) have been terminated, such Regular Record Date must be the same as the record date for the Corporate Units described in such Purchase Contract Agreement; and provided further that interest payable at Maturity will be paid to the Person to whom principal is paid. The Security Registrar may, but shall not be required to, register the transfer of Debentures of the Sixth Series during the 10 days immediately preceding an Interest Payment Date. Any installment of interest on the Debentures of the Sixth Series not punctually paid or duly provided for will forthwith cease to be payable to the Holders of such Debentures of the Sixth Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the Sixth Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the Sixth Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the Sixth Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

6.

The principal and each installment of interest on the Debentures of the Sixth Series shall be payable at, and registration of transfers and exchanges in respect of the Debentures of the Sixth Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the Persons entitled thereto or by wire transfer to an account designated by the Person entitled thereto. Notices and demands to or upon the Company in respect of the Debentures of the Sixth Series may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Sixth Series;

7.

If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Debentures of the Sixth Series in whole (but not in part) at any time ("Tax Event Redemption") at a Redemption Price equal to, for each Debenture, the Redemption Amount (as herein defined) plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Date"). If such Tax Event Redemption occurs prior to the Initial Reset Date or, if the Initial Remarketing results in a Failed Remarketing, prior to the Purchase Contract Settlement Date, the Redemption Price payable with respect to the Debentures of the Sixth Series pledged to the Collateral Agent under the Pledge Agreement dated as of June 1, 2002 by and among the Company, JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent (the "Pledge Agreement"), will be paid to the Collateral Agent on the Tax Event Redemption Date on or prior to 12:30 p.m., New York City time, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Debentures of the Sixth Series pledged to the Collateral Agent.

"Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement by any such legislative body, court, governmental agency or regulatory authority that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on June 6, 2002, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after June 6, 2002, there is more than an insubstantial risk that interest payable by the Company on the Debentures of the Sixth Series would not be deductible, in whole or in part, by the Company for United States Federal income tax purposes.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of Debentures of the Sixth Series to be redeemed at its registered address as more fully provided in the Indenture. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on such Debentures of the Sixth Series.

"Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

"Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company and FPL Group, Inc. shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company and FPL Group, Inc.

"Redemption Amount" means for each Debenture of the Sixth Series, (a) except as provided in (b) below, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount of the Debentures of the Sixth Series included in the Corporate Units, or (b) in the case of a Tax Event Redemption on or after the Initial Reset Date or the Purchase Contract Settlement Date if the Initial Remarketing and, if applicable, the Final Remarketing have resulted in Failed Remarketings, the Applicable Principal Amount of the Debentures of the Sixth Series Outstanding on the Tax Event Redemption Date;

8.

If the Final Remarketing results in a Failed Remarketing, holders of Debentures of the Sixth Series will have the right to put their Debentures of the Sixth Series to the Company on March 30, 2006 for repayment as provided in the form of Debentures of the Sixth Series;

9.

Initially the Debentures of the Sixth Series will be issued in certificated form registered in the name of The Bank of New York, as Agent, under the Purchase Contract Agreement dated as of June 1, 2002 between FPL Group, Inc. and The Bank of New York, as Agent (the "Purchase Contract Agreement") as components of certain securities of FPL Group, Inc. referred to as Corporate Units (the "Corporate Units"), or in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), the initial securities depository for the Debentures of the Sixth Series that are not components of Corporate Units), and may bear such legends as either the Agent or DTC, respectively, may reasonably request;

10.

No service charge shall be made for the registration of transfer or exchange of the Debentures of the Sixth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

11.

If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Sixth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

        (A)  an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Sixth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Sixth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

        (B)  an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Debentures of the Sixth Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States Federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States Federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

12.

The Debentures of the Sixth Series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by FPL Group, Inc., as Guarantor (the "Guarantor"), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York (as Guarantee Trustee) (the "Guarantee Agreement"). The following shall constitute "Guarantor Events" with respect to the Debentures of the Sixth Series:

(A) the failure of the Guarantee Agreement to be in full force and effect;

        (B)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

        (C)  the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.

Notwithstanding anything to the contrary contained in the Debentures of the Sixth Series, this certificate or in the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Debentures of the Sixth Series within 60 days after the occurrence of such Guarantor Event (the "Mandatory Redemption") at a mandatory redemption price specified below unless, within 30 days after the occurrence of such Guarantor Event, Standard & Poor's Ratings Service (a Division of the McGraw Hill Companies, Inc.) and Moody's Investors Service, Inc. (if the Debentures of the Sixth Series are then rated by those rating agencies, or, if the Debentures of the Sixth Series are not then rated by those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Debentures of the Sixth Series shall be investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).

If the Mandatory Redemption occurs (i) prior to February 16, 2006 and if the Purchase Contracts have been previously or concurrently terminated, the mandatory redemption price will be equal to the principal amount of each Debenture of the Sixth Series; (ii) prior to February 16, 2006, if the Purchase Contracts have not been so previously or concurrently terminated, the mandatory redemption price will be equal to the Redemption Amount for each Debenture of the Sixth Series; or (iii) on or after February 16, 2006, the mandatory redemption price will be equal to the principal amount of each Debenture of the Sixth Series; in each case, together with accrued and unpaid interest to the date of Mandatory Redemption;

13.	With respect to the Debentures of the Sixth Series, each of the following events shall be an additional Event of Default under the Indenture:

        (A)  the consolidation of the Guarantor with or merger of the Guarantor into any other Person, or the conveyance or other transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person, unless

        (a)  the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the Guarantee Agreement; and

        (b)  immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(B) the failure of the Company to redeem the Outstanding Debentures of the Sixth Series as required by paragraph 12 hereof;
14.

If a Guarantor Event occurs and the Company is not required to redeem the Debentures of the Sixth Series pursuant to paragraph 12 hereof, the Company will provide to the Trustee and the Holders of the Debentures of the Sixth Series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections. If the Company is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to those Sections will satisfy this requirement;

15.	The Debentures of the Sixth Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto;
16.

The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Sixth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

17.

The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

18.

In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion whether or not such covenants and conditions have been complied with; and

19.

In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the Sixth Series requested in the accompanying Company Order No. 7 have been complied with.

IN WITNESS WHEREOF, I have executed this Officer's Certificate this 12th day of June, 2002 in New York, New York.
/s/ Paul I. Cutler

Paul I. Cutler Assistant Treasurer and Assistant Secretary

Exhibit A

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to FPL Group Capital Inc or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No.______________________	CUSIP No. 302570 205
[FORM OF FACE OF DEBENTURE]
FPL GROUP CAPITAL INC
SERIES B DEBENTURE DUE FEBRUARY 16, 2008

        FPL GROUP CAPITAL INC, a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars on February 16, 2008 and to pay interest on said principal sum (a) quarterly in arrears on (i) February 16, May 16, August 16 and November 16 of each year, commencing August 16, 2002, and (ii) the Initial Reset Date if the remarketing of the Securities of this series on the third Business Day immediately preceding the Initial Reset Date is successful and the Initial Reset Date is not August 16, 2005 or November 16, 2005; and (b) semi-annually in arrears each February 16 and August 16 after the Initial Reset Date, or after February 16, 2006, if the interest rate on the Securities is not reset on the Initial Reset Date (each, an "Interest Payment Date") at the rate of 5% per annum until the Reset Date, if any, and at the Reset Rate on and after the Reset Date, if any, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including June 12, 2002, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Securities with respect to the day on which the Securities mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the "Regular Record Date" for such interest installment, which (a) as long as the Securities of this series remain in certificated form and are held by the Purchase Contract Agent or are held in book-entry only form, will be one Business Day prior to the corresponding Interest Payment Date, or (b) if the Securities of this series are in certificated form, but are not held by the Purchase Contract Agent, or are not held in book-entry only form, will be at least one Business Day but not more than 60 Business Days prior to such corresponding Interest Payment Date, as selected by the Company; provided that, unless the Purchase Contracts described in the Purchase Contract Agreement have been terminated, such Regular Record Date must be the same as the record date for the Corporate Units described in such Purchase Contract Agreement; and provided further that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder of this Security on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

        Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the person entitled thereto.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.
FPL GROUP CAPITAL INC
By:__________________________________________

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
Dated:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
The Bank of New York, as Trustee By:__________________________________________ Authorized Signatory

[FORM OF REVERSE OF DEBENTURE]

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on June 12, 2002 creating the series designated on the face hereof (herein called, the "Officer's Certificate"), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

            If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Securities of this series in whole (but not in part) at any time at a Redemption Price equal to, for each Security, the Redemption Amount plus accrued and unpaid interest thereon to the Tax Event Redemption Date.

            The Holder of this Security may, on or prior to the fifth Business Day immediately preceding the Initial Remarketing Date or, if applicable, February 16, 2006 tender this Security to JPMorgan Chase Bank, as Collateral Agent or Custodial Agent, for remarketing in accordance with the Pledge Agreement dated as of June 1, 2002 among FPL Group, Inc., The Bank of New York and JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary.

            If the Final Remarketing has resulted in a Failed Remarketing, each Holder of Securities of this series who holds such Securities following the Purchase Contract Settlement Date will have the right to put such Holder's Securities of this series to the Company on March 30, 2006 (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a price equal to the principal amount of such Securities, plus accrued and unpaid interest, if any thereon (the "Repayment Price").

            In order for the Securities to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Put Option Exercise Date, at the offices of the agency of the Company in The City of New York, the Securities of this series to be repurchased with the form entitled "Option to Elect Repayment" on the reverse of or otherwise accompanying such Securities duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Securities of this series for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Repayment Price in respect of such Securities of this series shall be made, either through the Trustee or the Company acting as Paying Agent, no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

            The Securities will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by FPL Group, Inc., as Guarantor (the "Guarantor"), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York (as Guarantee Trustee) (the "Guarantee Agreement"). The following shall constitute "Guarantor Events" with respect to the Securities:

(A) the failure of the Guarantee Agreement to be in full force and effect;

          (B)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

          (C)  the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Guarantor in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.

            Notwithstanding anything to the contrary contained in the Securities, the Officer's Certificate dated June 12, 2002, establishing the Securities, or in the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Securities within 60 days after the occurrence of such Guarantor Event (the "Mandatory Redemption") at a mandatory redemption price specified below unless, within 30 days after the occurrence of such Guarantor Event, Standard & Poor's Ratings Service (a Division of the McGraw Hill Companies, Inc.) and Moody's Investors Service, Inc. (if the Securities are then rated by those rating agencies, or, if the Securities are not then rated by those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Securities shall be investment grade (i.e. in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).

            If the Mandatory Redemption occurs (i) prior to February 16, 2006 and if the Purchase Contracts have been previously or concurrently terminated, the redemption price will be equal to the principal amount of each Security; (ii) prior to February 16, 2006, if the Purchase Contracts have not been so previously or concurrently terminated, the redemption price will be equal to the Redemption Amount for each Security; or (iii) on or after February 16, 2006, the mandatory redemption price will be equal to the principal amount of each Security; in each case, together with accrued and unpaid interest to the date of Mandatory Redemption.

            If a Guarantor Event occurs and the Company is not required to redeem the Securities pursuant to the preceding paragraph, the Company will provide to the Trustee and the Holders of the Securities annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of those Sections. If the Company is, at that time, subject to the reporting requirements of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to those Sections will satisfy the requirements of this paragraph.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            The Securities of this series are issuable only in registered form without coupons in denominations of $50 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture and the Officer's Certificate shall have the meanings assigned to them in the Indenture and in the Officer's Certificate.

OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably requests and instructs the Company to repay $________ principal amount of the within Security, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

____________________________________________________________________ (Please print or type name and address of the undersigned)
and to issue to the undersigned, pursuant to the terms of the Security, a new Security or Securities representing the remaining aggregate principal amount of this Security.

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received by the Company at the offices of its agency in The City of New York, no later than 5:00 p.m. on the third Business Day prior to March 30, 2006.

Dated:
Signature:_____________________________________ Signature Guarantee:____________________________
Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security without alternation or enlargement or any change whatsoever.
SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Series B Debenture due February 16, 2008 to:

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________
(Insert assignee's social security or tax identification number)

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

agent to transfer this Security on the books of the Security Register. The agent may substitute another to act for him or her.
Date:______________________________
Signature:____________________________________ Signature Guarantee:___________________________
(Sign exactly as your name appears on the other side of this Security)
SIGNATURE GUARANTEE

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.